Exhibit 4.10

Execution Version

THIRD SUPPLEMENTAL INDENTURE

DATED AS OF FEBRUARY 14, 2017

to

INDENTURE

dated as of March 19, 2015

among

TRONOX FINANCE LLC,

as Issuer

TRONOX LIMITED

as Parent

THE GUARANTORS NAMED THEREIN

as

Guarantors

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 14, 2017, among Tronox International Holdings GmbH, a company with limited liability in Switzerland (“Tronox International”), Tronox Finance GmbH, a company with limited liability in Switzerland (“Tronox Finance” and together with Tronox International, the “Guaranteeing Entities”), Tronox Finance LLC, a Delaware limited liability company (as successor by merger to Evolution Escrow Issuer LLC, the “Issuer”), Tronox Limited (or its permitted successor), a public limited company organized under the laws of Western Australia, Australia (the “Parent”),the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture as amended or supplemented from time to time (the
“Indenture”), dated as of March 19, 2015, providing for the issuance of 7.50% Senior Notes due 2022 (the “Notes”);

WHEREAS, the Issuer, the Parent and the Guarantors have heretofore executed and delivered to the Trustee a First Supplemental Indenture to the Indenture, dated as of April 1, 2015 and a Second Supplemental Indenture to the Indenture, dated as of January 31, 2017;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Entities shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entities shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture, without the consent of Holders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entities and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.          CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.          AGREEMENT TO GUARANTEE. The Guaranteeing Entities hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.          TERMS OF GUARANTEE. Any Guarantee, indemnity or other obligation provided under this Supplemental Indenture, the Indenture, the Note Guarantees or the Notes by a Guarantor organized or incorporated under the laws of Switzerland (the “Swiss Guarantor”) shall be deemed not to be provided by such Swiss Guarantor to the extent that the same would constitute a breach of the financial assistance prohibitions under Swiss law. Under Swiss law, the following restrictions shall be applicable to the Swiss Guarantor:

(a)
Any Guarantee, indemnity or other obligation by the Swiss Guarantor under this Supplemental Indenture, the Indenture, the Note Guarantees or the Notes (the “Restricted Obligations”) shall be limited to the amount of that Swiss Guarantor's Free Reserves Available for Distribution at the time payment is requested or, if such amount is lower than the Swiss Guarantor's Free Reserves Available for Distribution, the maximum amount permitted by Swiss law applicable at the time payment is requested. Such limitations shall only apply to the extent it is a requirement under applicable law (including any case law) at the point in time payment is requested. Such limitation (as may apply from time to time or not) shall not (generally or definitively) free such Swiss Guarantor from payment obligations under this Supplemental Indenture, the Indenture, the Note Guarantees or the Notes in excess thereof, but merely postpone the payment date therefore until such times as payment is again permitted notwithstanding such limitation. For the purpose of this Section 3, “Free Reserves Available for Distribution” means an amount equal to the maximum amount in which the relevant Swiss Guarantor can make a dividend payment to its shareholder(s) (being the year to date balance sheet profit and any freely disposable reserves available for this purpose, in each case in accordance with applicable Swiss law).

(b)
As soon as reasonably practicable after having been requested to discharge a Restricted Obligation, but in any event within 20 Business Days from the request of the Trustee, the Swiss Guarantor shall provide the Trustee with (i) an interim statutory balance sheet audited by the statutory auditors of the Swiss Guarantor setting out the Free Reserves Available for Distribution and (ii) a confirmation issued by the Swiss Guarantor’s legal counsel as to the rate of Swiss withholding tax then applicable to any payment by the Swiss Guarantor of a Restricted Obligation for the purpose of paragraph (c) below and, promptly thereafter, pay the lesser of (i) the Restricted Obligation and (ii) the amount corresponding to the Free Reserves Available for Distribution to the Paying Agent.

(c)
In case a Swiss Guarantor who must make a payment in respect of the Restricted Obligations under the Indenture, the Note Guarantees or the Notes is obliged to withhold Swiss withholding tax in respect of such payment, such Swiss Guarantor shall:

(i)	if and to the extent required by applicable law in force at the relevant time:

(A)
procure that such payments can be made without deduction of Swiss withholding tax, or with deduction of Swiss withholding tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;

(B)
if the notification procedure pursuant to paragraph (A) above does not apply, deduct Swiss withholding tax at the rate of 35% (or such other rate as in force from time to time), or if the notification procedure pursuant to paragraph (A) above applies for a part of the Swiss withholding tax only, deduct Swiss withholding tax at the reduced rate resulting after the discharge of part of such tax by notification under applicable law, from any payment made by it in respect of Restricted Obligations and promptly pay any such taxes to the Swiss Federal Tax Administration; and

(C)
notify the Trustee that such notification or, as the case may be, deduction has been made and provide evidence to the Trustee that such a notification of the Swiss Federal Tax Administration has been made, or, as the case may be, that such Swiss withholding tax has been paid to the Swiss Federal Tax Administration.

(ii)
to the extent such deduction is made, not be required to make a gross-up, indemnify or otherwise hold harmless the Holders for the deduction of the Swiss withholding tax notwithstanding anything to the contrary contained in the Indenture, the Note Guarantees or the Notes, unless grossing-up is permitted under the laws of Switzerland then in force and provided that this should not in any way limit any obligations of any non-Swiss Guarantors under the Indenture, the Note Guarantees or the Notes to indemnify the Lenders in respect of the deduction of the Swiss withholding tax. The Swiss Guarantor shall use all reasonable efforts to procure that any person which is entitled to a full or partial refund of any Swiss withholding tax paid pursuant to paragraph (i) above will, as soon as possible after the deduction of the Swiss withholding tax: (y) request a refund of the Swiss withholding tax under any applicable law (including double taxation treaties) and (z) pay to the Paying Agent upon receipt any amount so refunded.

(d)
If a Swiss Guarantor is obliged to withhold Swiss withholding tax in accordance with paragraph (c) above, the Holders shall be entitled to further request payment under the Note Guarantee as per the Indenture and other indemnity granted to it under this Supplemental Indenture, the Indenture, the Note Guarantees or the Notes and apply proceeds therefrom against the relevant Obligations to which the payment referred to in paragraph (c) relates up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss withholding tax were required, whereby such further payments shall be subject to Swiss withholding tax as may then be applicable and shall always be limited to the maximum amount of the Free Reserves Available for Distribution of such Swiss Guarantor as set out in paragraph (a) above.

(e)
The Swiss Guarantor will take, and cause to be taken, in any event within 15 Business Days from the request of the Trustee, all and any other action, including, without limitation, the passing of any shareholders' resolutions to approve any payment or other performance under the Indenture, the Note Guarantees or the Notes and the receipt of any confirmations from the Swiss Guarantor's auditors, whether following a request to discharge a Restricted Obligation or which may be required as a matter of mandatory Swiss law in force at the time it is required to make a payment or perform other obligations under this Supplemental Indenture, the Indenture, the Note Guarantees or the Notes in order to allow a prompt payment of amounts owed by the Swiss Guarantor or the prompt performance of other obligations under this Supplemental Indenture, the Indenture, the Note Guarantees or the Notes.

(f)
If the enforcement of the Restricted Obligations would be limited due to the effects referred to in this Section 3 and if any asset of the Swiss Guarantor has a book value that is less than its market value (an “Undervalued Asset”), the Swiss Guarantor shall, to the extent permitted by applicable law and its accounting standards, (i) write up the book value of such Undervalued Asset such that its balance sheet reflects a book value that is equal to the market value of such Undervalued Asset, and (ii) make reasonable efforts to realize the Undervalued Asset for a sum which is at least equal to the market value of such asset. Without prejudice to the rights of the Holders under the Indenture, the Note Guarantees and the Notes, the Swiss Guarantor will only be required to realize an Undervalued Asset if such asset is not necessary for the Swiss Guarantor's business (nicht betriebsnotwendig).

4.          NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder, partner or member of the Issuer, the Parent or any Guarantor, as such, will have any liability for any obligations of the Issuer, the Parent or the Guarantors under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5.          NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.          COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.          EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.          THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entities and the Issuer.

9.          Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore and hereafter authenticated and delivered shall be bound hereby.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TRONOX FINANCE LLC

By:	/s/ Richard L. Muglia
Name: Richard L. Muglia
Title: President

[Third Supplemental Indenture (2015)]

U.S. GUARANTORS:

TRONOX INCORPORATED
TRONOX LLC
TRONOX US HOLDINGS INC.
TRONOX PIGMENTS LLC

By:	/s/ Steven A. Kaye
Name: Steven A. Kaye Title: Vice President

TRONOX ALKALI CORPORATION
TRONOX SPECIALTY ALKALI LLC
TRONOX ALKALI WYOMING CORPORATION

By:	/s/ Edward T. Flynn
Name: Edward T. Flynn
Title: President

[Third Supplemental Indenture (2015)]

SIGNED, SEALED AND DELIVERED
by
Richard L. Muglia
as attorney for

TRONOX LIMITED
TIFIC PTY LTD
TIO2 CORPORATION PTY LTD
TRONOX AUSTRALIA HOLDINGS PTY LIMITED
TRONOX AUSTRALIA PIGMENTS
HOLDINGS PTY LIMITED
TRONOX AUSTRALIA PTY LTD
TRONOX GLOBAL HOLDINGS PTY LIMITED
TRONOX HOLDINGS (AUSTRALIA) PTY LTD.
TRONOX MANAGEMENT PTY LTD.
TRONOX MINERAL SALES PTY LTD
TRONOX PIGMENTS AUSTRALIA
HOLDINGS PTY LIMITED
TRONOX PIGMENTS AUSTRALIA PTY LIMITED
TRONOX SANDS HOLDINGS PTY LIMITED
TRONOX WESTERN AUSTRALIA PTY LTD
TRONOX WORLDWIDE PTY LIMITED
YALGOO MINERALS PTY LTD.

under power of attorney dated

in the presence of:

/s/ Steven Kaye
Signature of witness

/s/ Steven Kaye
Name of witness (block letters)
AUSTRALIAN GUARANTORS:

)
)
)
)
)
)
)
)
)
)
)

By executing this agreement the attorney
states that the attorney has received no
notice of revocation of the power of
attorney /s/ Richard L. Muglia

[Third Supplemental Indenture (2015)]

U.K. GUARANTORS:

TRONOX INTERNATIONAL FINANCE LLP
TRONOX UK HOLDINGS LIMITED

By:	/s/ Steven Kaye
Name: Steven Kaye
Title: Director

[Third Supplemental Indenture (2015)]

BAHAMAS GUARANTOR:

TRONOX PIGMENTS LTD

By:	/s/ Richard L. Muglia
Name: Richard L. Muglia Title: Vice President

[Third Supplemental Indenture (2015)]

DUTCH GUARANTORS:

TRONOX WORLDWIDE PTY LIMITED,
ACTING AS MANAGING PARTNER OF
TRONOX HOLDINGS EUROPE C.V.

By:	/s/ Richard L. Muglia
Name: Richard L. Muglia Title: Director

TRONOX HOLDINGS COÖPERATIEF U.A.

By:	/s/ Steven Kaye
Name: Steven Kaye
Title: Director

By:	/s/ Anthony M. Orrell
Name: Anthony M. Orrell
Title: Director

[Third Supplemental Indenture (2015)]

SWISS GUARANTORS:

TRONOX INTERNATIONAL HOLDINGS GMBH
TRONOX FINANCE GMBH

By:	/s/ Steven Kaye
Name: Steven Kaye
Title: managing director

By:	/s/ Timothy Carlson
Name: Timothy Carlson
Title: managing director

[Third Supplemental Indenture (2015)]

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Jan Schweiger
Name: Jan Schweiger
Title: Vice President

[Third Supplemental Indenture (2015)]